UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2009

SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16499 (Commission File Number)	54-1746596 (I.R.S. Employer Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

          On July 23, 2009, an article regarding Sunrise Senior Living, Inc. (“Sunrise”) was posted on Dow Jones Newswire, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K. Certain matters in this article attributed to Sunrise or its executives, including the ability of Sunrise to refinance its indebtedness, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Sunrise is a party to a variety of indebtedness, including a Credit Agreement, dated as of December 2, 2005 (as amended from time to time thereafter, the “Credit Agreement”), which Credit Agreement and the latest amendment thereto were filed as Exhibits 10.1 to Sunrise’s Current Reports on Form 8-K filed on December 8, 2005 and April 28, 2009, respectively. As previously disclosed, there can be no assurance that Sunrise will be able to refinance its indebtedness, including the Credit Agreement, and there can likewise be no assurance as to any other matter discussed or attributed to Sunrise or its executives in the article. Sunrise’s actual results could vary materially as a result of various factors, including, but not limited to, changes in Sunrise’s anticipated cash flow and liquidity; Sunrise’s ability or inability to maintain adequate liquidity to operate its business and execute its restructuring; Sunrise’s ability or inability to refinance its Bank Credit Facility and other debt due in 2009 and/or raise funds from other capital sources; and other risks detailed in Sunrise’s 2008 Annual Report on Form 10-K filed with the SEC, as may be amended or supplemented in Sunrise’s Form 10-Q filings or otherwise. Sunrise assumes no obligation to update or supplement forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

99.1	Article posted on the Dow Jones Newswire on July 23, 2009, relating to Sunrise Senior Living, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC.
Date: July 27, 2009	By: /s/ Mark Ordan Name: Mark Ordan Title: Chief Executive Officer

Exhibit Index

99.1	Article posted on the Dow Jones Newswire on July 23, 2009, relating to Sunrise Senior Living, Inc.